Exhibit 3.1

FORM OF CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORM HOLDINGS CORP.

FORM HOLDINGS CORP., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST:	The name of the Corporation is FORM HOLDINGS CORP.

SECOND:

The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010, and as further amended by the Certificates of Amendment of the Amended and Restated Certificate of Incorporation on July 19, 2012, on November 24, 2015, on November 28, 2016, and on May 5, 2016.

THIRD:

The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article First of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“FIRST: The name of the Corporation (hereinafter the “Corporation”) is XpresSpa Group, Inc.”

FOURTH:	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

FIFTH:	This Certificate of Amendment shall be effective on January 5, 2018 at 4:01 P.M., Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by Andrew Perlman, its Chief Executive Officer, as of the 5th day of January, 2018.

FORM HOLDINGS CORP.

By:
Name:	Andrew Perlman
Title:	Chief Executive Officer